                                                                    EXHIBIT 99.1


TUESDAY APRIL 3, 7:15 AM EASTERN TIME

PRESS RELEASE

DAISYTEK TO ACQUIRE MEMPHIS `SUPERHUB' FROM PFSWEB

DEAL SUPPORTS WHOLESALER'S U.S. BUSINESS STRATEGIES

CEO REITERATES 10% - 15% REVENUE GROWTH TARGETS FOR COMING YEAR

ALLEN, Texas--(BUSINESS WIRE)--April 3, 2001--Daisytek International Corporation (Nasdaq:DZTK - news) has signed a nonbinding letter of intent with PFSweb, Inc. (Nasdaq:PFSW - news) to acquire the distribution center used to provide distribution and fulfillment services to Daisytek, located in Memphis, Tenn. This transaction accelerates plans to separate business operations and functions of the two companies.

Under terms of the agreement, Daisytek will acquire certain distribution and fulfillment assets, hire related PFSweb employees and assume certain leases. Additionally, Daisytek is transitioning information technology services to its own platform and will enter into a short-term IT and transition services fee agreement with PFSweb. The companies will agree to terminate existing transaction management services agreements, thus enabling Daisytek to regain complete control of its core U.S. supplies business.

Terms of the deal have yet to be finalized, but the transaction is expected to be in excess of $10 million. The transaction is expected to close in May, and is subject to a definitive agreement; the completion of due diligence; receipt from the IRS of a supplemental private letter ruling that the contemplated asset purchase transaction does not adversely affect any of the rulings set forth in the private letter ruling received last June relating to the spin-off of PFSweb and approval from the board of directors of each company. Company officials said the transaction is projected to be accretive in earnings per share in future quarters and is projected to improve Daisytek's return on invested capital.

Last July, Daisytek spun-off its PFSweb subsidiary as a separately operated, publicly traded company, but remained a PFSweb customer. In connection with the previous IPO and spin-off, PFSweb acquired the original distribution complex in Memphis developed and operated by Daisytek. In this transaction, Daisytek will acquire the approximately 400,000-square-foot "Superhub" operation, which includes the necessary infrastructure to manage customer service and fulfillment operations for its U.S. computer and office supplies business.

Recently, Daisytek, a $1.2 billion wholesale distributor of computer and office supplies, announced a new distribution strategy designed around several regional hubs, the first of which will be the Memphis Superhub. The decision to move to a regional distribution network is a result of Daisytek's strategy to offer a full range of office supplies to its nationwide customer base. Rollout of the national program to integrate delivery of computer consumables and office supplies has begun and is expected to be a key driver of Daisytek's revenue growth projections of between 10 percent and 15 percent in the 2002 fiscal year.

"The planned expansion of our product lines and customer base has driven the need to add distribution capacity. The first step in that process is acquiring part of the PFSweb facility that was designed to serve Daisytek," said Jim Powell, Daisytek's president and CEO.

"By controlling our own distribution operations, something Daisytek has excelled at for many years, we intend to remain the low-cost distributor and continue to provide our customers with the outstanding, next-business-day delivery service they expect. This agreement supports the company's long-term growth prospects by balancing fill rates, order cycle times and costs."

Daisytek expanded its product line to include a line of traditional office supplies when it acquired an office products wholesaler last year. This acquisition added thousands of new customers and increased the company's product offering to more than 20,000 items, which now includes computer supplies, office supplies and recordable media.

"Daisytek is on track to achieve the targets we set for FY 2001, and we are optimistic that the company will reach higher operating performance levels in FY 2002. Despite economic uncertainty, Daisytek continues to meet expectations and for the fiscal year ended March 31, 2001, the company expects revenues to be 10 percent to 11 percent greater than last fiscal year and earnings per share to be in the range of $0.97 to $1.02. Overall revenue growth for FY 2002 is forecasted at between 10 percent and 15 percent over this year," Powell said.

Daisytek will hold a conference call today at 10 a.m. Central Time. To participate, dial 801/303-7410. A Webcast of the call will also be available at www.daisytek.com. A recorded playback can be heard for 14 days at 402/220-1490. The playback code is 1170.

About Daisytek

Daisytek is a leading distributor of computer supplies, office products, and recordable media. Serving customers in more than 50 countries, Daisytek distributes almost 20,000 products from more than 150 manufacturers. Daisytek is headquartered in Allen, Texas, and maintains sales and distribution centers in the United States, Argentina, Australia, Canada and Mexico. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved. This news release and more information about Daisytek are available at www.daisytek.com.

The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Additional factors that could cause or contribute to such differences include, but are not limited to, risks relating to the completion of the contemplated transaction, including the risk that required regulatory clearances or Board of Director approval might not be obtained at all. In addition, statements in this press release relating to the expected benefits of the contemplated transaction are subject to risks relating to the timing and successful completion of transitioning certain information technology, integration of the acquired assets into Daisytek's operations, unanticipated expenditures and changing relationships with customers, suppliers and strategic partners. There may be additional risks that we do not currently view as material or that are not presently known.

A description of certain of these factors, as well as other factors which could affect Daisytek, is set forth in Daisytek's 10-K for the fiscal year ended March 31, 2000.

----------
Contact:

     Daisytek International
     Jim Powell, 972/881-4700
     or
     Michael A. Burns & Associates
     Craig McDaniel, APR, 214/521-8596
     Mobile: 214/616-7186
     cmcdaniel@mbapr.com